SIGNATURES
EX-99.1 PRESS RELEASE DATED 5/16/03

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2003

GLOBAL PREFERRED HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	0-23637 (Commission File Number)	58-2179041 (I.R.S. Employer Identification No.)

6455 East Johns Crossing
Suite 402
Duluth, GA 30097
(Address of principal executive offices)

(770) 248-3311
(Registrant’s telephone number, including area code)

ITEM  7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press Release dated May 16, 2003

ITEM  9.    REGULATION FD DISCLOSURE (INFORMATION REQUIRED BY ITEM 12.
RESULTS OF OPERATIONS AND FINANCIAL CONDITION).

On May 16, 2003, Global Preferred Holdings, Inc. (“Global Preferred”) announced its consolidated financial results for the quarter ended March 31, 2003. A copy of Global Preferred’s earnings press release is furnished as Exhibit 99.1 to this report on Form 8-K.

The information contained in this report on Form 8-K, including Exhibit 99.1, is being furnished as required by Item 12 of Form 8-K under Item 9 of Form 8-K as directed by the Securities and Exchange Commission in Release No. 34-47583. The information contained in this report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement, proxy statement or other report filed by Global Preferred.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 19, 2003	Global Preferred Holdings, Inc.

	By: Name: Title:	/s/ Edward F. McKernan Edward F. McKernan President and CEO